Proxy Services VOTE BY TELEPHONE
c/o Computershare Investor Services Please have your proxy card P.O. Box 43101 available when you call the Providence, RI 20940-5067 toll-free number 800-652-VOTE (8683) using a touch-tone telephone and follow the simple directions that will be presented to you. You will need your 12-digit Control Number, which is located on this proxy card.
VOTE BY INTERNET Please have your proxy card available when you access the website www.investorvote.com/anr and follow the simple directions that will be presented to you. You will need your 12-digit Control Number, which is located on this proxy card.
VOTE BY MAIL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 20940-5067.
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on , 2009 in order to be counted in the final tabulation.
Vote by Telephone Vote by Internet Vote by Mail
Call toll-free using a Access the website and Return your completed proxy touch-tone telephone: cast your vote: card in the postage-paid
800-652-VOTE (8683) www.investorvote.com/anr envelope provided
Vote 24 hours a day, 7 days a week!
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ê If voting by mail, please fold and detach card at ê perforation before mailing. —— —— —
èTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDç
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2009.
The undersigned stockholder of Alpha Natural Resources, Inc. (the “Company”) hereby appoints Michael J. Quillen, Eddie W. Neely and Vaughn R. Groves, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of Alpha, located at One Alpha Place, Abingdon, Virginia 24210, on , 2009, at : Eastern Time and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Special Meeting or at any adjournment or postponement thereof, as stated on the reverse side.
Signature Date
Signature (Joint Owners) Date
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Please indicate address changes below:
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

Your vote is important!
If you do not vote by telephone or Internet, please sign and date this proxy card and return it in the enclosed postage-paid envelope to Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 20940-5067. If you vote by telephone or Internet, it is not necessary to return this proxy card.
ê If voting by mail, please fold and detach card at ê perforation before mailing. —— —— —
ALPHA NATURAL RESOURCES, INC. SPECIAL MEETING PROXY CARD
When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no instructions are specified, this proxy, if signed and dated, will be voted “FOR” on Proposals 1 and 2. If any other business is properly presented at the Special Meeting or any adjournment of the Special Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.
Should the undersigned be present and elect to vote at the Special Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Special Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect.
Proposals — The Board of Directors recommends a vote “FOR” Proposals 1 and 2.
1. Adoption of the Agreement and Plan of Merger, dated as of May 11, 2009, between Alpha Natural Resources, Inc. and Foundation Coal Holdings, Inc., as described in the joint proxy statement/prospectus, dated , 2009 (pursuant to which Alpha Natural Resources, Inc. will merge with and into Foundation Coal Holdings, Inc.).
FOR AGAINST ABSTAIN
2. Approve adjournment of the Alpha Natural Resources, Inc. Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Alpha Natural Resources, Inc. Special Meeting to approve the proposal to adopt the merger agreement.
FOR AGAINST ABSTAIN
Please mark this box if you plan to attend the Special Meeting.
(Continued and to be signed on the reverse side)